As filed with the U.S. Securities and Exchange Commission on August 27, 2015
Registration No. 333-206488

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Pre-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
MIDSOUTH BANCORP, INC.
(Exact name of registrant as specified in its charter)
____________________

Louisiana	72-1020809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
102 Versailles Boulevard
Lafayette, Louisiana 70501
(337) 237-8343
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
C.R. Cloutier
President and Chief Executive Officer
MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501
(337) 237-8343
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Thomas O. Powell, Esq.
Brad R. Resweber, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308
(404) 885-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-3 of MidSouth Bancorp, Inc. (File No. 333-206488) is being filed solely to amend Item 16 of Part II of the Registration Statement and to make corresponding amendments to the exhibit index. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, the signature page and exhibit index and is not intended to amend or delete any part of the Registration Statement or prospectus except as specifically set forth herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees		$8,595
Listing fees and expenses		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Trustees', Registrar and Transfer Agents', and Depositaries' fees and expenses		*
Attorneys' fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*
*Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
Louisiana Business Corporation Law. The Louisiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	the director or officer reasonably believed such conduct was in, or not opposed to, the corporation's best interest; and

•	in connection with any criminal action or proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

However, the Louisiana Business Corporation Law provides that directors or officers may not be indemnified if they are held liable for willful or intentional misconduct in the performance of their duties to the corporation, unless a court determines that the director is entitled to indemnity for expenses which the court deems proper.

MidSouth Bancorp, Inc. MidSouth Bancorp, Inc.'s Articles of Incorporation provide that a director or officer of the Company will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of the Company's directors and officers for (a) any breach of the director's or officer's duty of loyalty to the Company or its shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude certain shareholder derivative actions and may be construed to deter other third-party claims against the directors and officers.
MidSouth Bancorp, Inc.'s By-laws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such position is or was held at the request of MidSouth Bancorp, Inc. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the board of directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification.
The rights of indemnification provided in the By-laws are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the By-laws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. By action of the board of directors, the Company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions of the By-laws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available. We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling MidSouth Bancorp, Inc. pursuant to the foregoing provisions, MidSouth Bancorp, Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Certain rules of the FDIC limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C, (S) 1818(b)).

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

3.1
Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.1 to the Company's annual report on Form 10-K for the Year Ended December 31, 2012, and incorporated herein by reference).

3.2
Amended and Restated By-laws of MidSouth Bancorp, Inc. effective as of September 26, 2012 (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.3 to MidSouth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to MidSouth's Registration Statement (No. 333-163361) on Form S-1 filed November 25, 2009 and incorporated herein by reference).

4.2	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.3	Form of Senior Indenture.+

4.4	Form of Senior Note.*

4.5	Form of Subordinated Indenture.+

4.6	Form of Subordinated Debt Security.*

4.7	Form of Collateral Agreement.*

4.8	Form of Warrant.*

4.9	Form of Rights Agreement.*

4.10	Form of Deposit Agreement.*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.10).*

5.1
Opinion of Troutman Sanders LLP as to the validity of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights.+

8.1	Opinion of Troutman Sanders LLP as to certain U.S. federal income tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.+

23.1	Consent of Porter Keadle Moore, LLC.+

24.1	Powers of Attorney.+

25.1	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.**
________________________________
+Previously filed with the Registration Statement on Form S-3 (File No. 333-206488)
*To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
**To be filed separately pursuant to Section 305(b)(2) under the Trust Indenture Act under electronic form type 305B2.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, MidSouth Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana, on August 27, 2015.

MIDSOUTH BANCORP, INC.

By:	/s/ C.R. Cloutier
	Name:	C.R. Cloutier
	Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of August 27, 2015.

Signatures	Title

/s/ C.R. Cloutier	President and Chief Executive Officer and Director (Principal Executive Officer)
C.R. Cloutier

/s/ James R. McLemore, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
James R. McLemore, Jr.

/s/ Teri S. Stelly	Controller (Principal Accounting Officer)
Teri S. Stelly

*	Director
Will Charbonnet, Sr.

*	Director
Leonard Q. Abington

*	Director
James R. Davis, Jr.

*	Director
Jake Delhomme

*	Director
Clayton Paul Hilliard

*	Director
Milton B. Kidd, III, O.D.

*	Director
Timothy J. Lemoine

*	Director
R. Glenn Pumpelly

*	Director
William M. Simmons

*	Director
Joseph V. Tortorice, Jr.

*/s/ C.R. Cloutier
C.R. Cloutier Attorney-in-Fact August 27, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

3.1
Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.1 to the Company's annual report on Form 10-K for the Year Ended December 31, 2012, and incorporated herein by reference).

3.2
Amended and Restated By-laws of MidSouth Bancorp, Inc. effective as of September 26, 2012 (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.3 to MidSouth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to MidSouth's Registration Statement (No. 333-163361) on Form S-1 filed November 25, 2009 and incorporated herein by reference).

4.2	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.3	Form of Senior Indenture.+

4.4	Form of Senior Note.*

4.5	Form of Subordinated Indenture.+

4.6	Form of Subordinated Debt Security.*

4.7	Form of Collateral Agreement.*

4.8	Form of Warrant.*

4.9	Form of Rights Agreement.*

4.10	Form of Deposit Agreement.*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.10).*

5.1
Opinion of Troutman Sanders LLP as to the validity of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights.+

8.1	Opinion of Troutman Sanders LLP as to certain U.S. federal income tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.+

23.1	Consent of Porter Keadle Moore, LLC.+

24.1	Powers of Attorney.+

25.1	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.**

25.2	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.**
________________________________
+Previously filed with the Registration Statement on Form S-3 (File No. 333-206488)
*To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
**To be filed separately pursuant to Section 305(b)(2) under the Trust Indenture Act under electronic form type 305B2.